AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

                                     between

                        PILGRIM BAXTER & ASSOCIATES, LTD.

                                       and

                              THE PBHG FUNDS, INC.


     This Amendment Agreement made this ___ day of _________, 1998, by and between PILGRIM BAXTER & ASSOCIATES, LTD. (the "Adviser") and THE PBHG FUNDS, INC., a Maryland corporation (the "Company"), with respect to each portfolio of the Company set forth on Schedule A to this Amendment.

                                   WITNESSETH

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendment to Agreement. The Adviser and the Company agree to amend the Investment Advisory Agreement between the Adviser and the Company dated as of April 28, 1995, for the sole purpose of adding the PBHG Core Value Fund, the PBHG New Opportunities Fund, the PBHG Defensive Equity Fund, the PBHG Enhanced Equity Fund, the PBHG Master Fixed Income Fund and the PBHG Short-Term Government Fund, as follows:

     Schedule A is hereby deleted and replaced with Schedule A attached to this Amendment.

     2. Effect of Amendment. Except as hereinabove modified and amended, the Investment Advisory Agreement will remain unaltered and in full force and effect and is hereby ratified and confirmed in all respects as amended.

     3. Governing Law. This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate on the day and year first above written.

                                            THE PBHG FUNDS, INC.

Attest:__________________________           By:_____________________________
       Name:                                   Name:
       Title:                                  Title:


                                            PILGRIM BAXTER & ASSOCIATES, LTD.

Attest:__________________________           By:_____________________________
       Name:                                   Name:
       Title:                                  Title:

                        PILGRIM BAXTER & ASSOCIATES, LTD.

     Pursuant to Section 5 of the Agreement, each Fund shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Fund's average daily net assets as follows:

FUND                                                                      FEE
----                                                                      ---

PBHG Growth Fund                                                         0.85%
PBHG Emerging Growth Fund                                                0.85%
PBHG International Fund                                                  1.00%
PBHG Large Cap Growth Fund                                               0.75%
PBHG Select Equity Fund                                                  0.85%
PBHG Cash Reserves Fund                                                  0.30%
PBHG Technology & Communications Fund                                    0.85%
PBHG Core Growth Fund                                                    0.85%
PBHG Limited Fund                                                        1.00%
PBHG Large Cap 20 Fund                                                   0.85%
PBHG Large Cap Value Fund                                                0.65%
PBHG Mid-Cap Value Fund                                                  0.85%
PBHG Strategic Small Company Fund                                        0.85%
PBHG Small Cap Value Fund                                                1.00%
PBHG Focused Value Fund                                                  0.85%
PBHG New Opportunities Fund                                              1.50%

                                        2